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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             CALLIDUS SOFTWARE INC.

                        (INCORPORATED SEPTEMBER 6, 1996)

The undersigned, Reed D. Taussig and Ron J. Fior, do hereby verify that:

      I. They are the duly elected and acting President and Secretary of Callidus Software Inc., a Delaware corporation (the "corporation").

      II. The Certificate of Incorporation of the corporation, originally filed with the Delaware Secretary of State on September 6, 1996 under the name of Tally Up Software, Inc. and amended and restated to date, is hereby amended and restated to read in its entirety as follows:

         ONE.     The name of this Corporation is:

                             Callidus Software Inc.

         TWO.     The address of the corporation's registered office in the
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THREE.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("DELAWARE Law"). The Corporation shall have perpetual existence.

         FOUR.    The total number of shares of stock which the Corporation
shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share (the "COMMON STOCK"), and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "PREFERRED STOCK").

         The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

         FIVE.    Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to Delaware Law.

         SIX.     (1) The business and affairs of the Corporation shall be
managed by or under the direction of a Board of Directors; the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

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                  (2) The directors shall be divided into three classes,
designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2004 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the 2005 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2006 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

                  (3) The names of the persons who are to serve initially as directors of each Class are:

Class I                    George James and Reed D. Taussig

Class II                   David Spreng and Terry Opdendyk

Class III                  Michael Braun

                  (4) There shall be no cumulative voting in the election of directors.

                  (5) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

                  (6) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         SEVEN.   Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the Delaware Law, as amended from time to time, and may not be taken by written consent of stockholders without a meeting.

         EIGHT.   Special meetings of the stockholders may be called by the
Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation and may not be called by any other person.

         NINE.    Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

         TEN.     (1)A director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

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                  (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE TEN shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE TEN shall be a contract right.

                     (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

                  (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

                  (4) The rights and authority conferred in this ARTICLE TEN shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

                  (5) Neither the amendment nor repeal of this ARTICLE TEN, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TEN in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

         ELEVEN. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

         The stockholders may adopt, amend or repeal the bylaws only with the affirmative vote of the holders of not less than sixty-six and two-thirds percent of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         TWELVE. The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES SIX, SEVEN, EIGHT, TEN, ELEVEN and this ARTICLE TWELVE may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLES SIX, SEVEN, EIGHT, TEN, ELEVEN or this ARTICLE TWELVE unless such action is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class."

      III. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

      IV. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the written consent of the stockholders in accordance with Delaware Law. The number of shares held by stockholders

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who consented to this amendment in writing equaled or exceeded the required percentage. Pursuant to Section 228 of the Delaware General Corporation Law, prompt written notice of this amendment and restatement has been or shall be given to all stockholders who did not consent to this amendment.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true, correct and of our own knowledge.

Executed at San Jose, California, on _______________, 2003.

                                                      /s/ Reed D. Taussig
                                                      --------------------------
                                                      Reed D. Taussig
                                                      President

                                                      /s/ Ron J. Fior
                                                      --------------------------
                                                      Ron J. Fior
                                                      Secretary